EXHIBIT 21



                           Subsidiaries of iCAD, Inc.

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               Name                   Jurisdiction of Incorporation/Organization
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    Qualia Acquisition Corporation                    Delaware

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         CADx Systems, Inc.                           Delaware

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      CADx Medical Systems Inc.                        Canada

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          CADx Systems Ltd.                            Ireland

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       CADx Medical SARL                               France
A subsidiary of CADx Systems Ltd.

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